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                                                                                                EXHIBIT 11

                           Statement Regarding Computation of Per Share Earnings

                              For the Years Ended June 30, 1999, 1998 and 1997

                              (Dollars in thousands, except per share amounts)

                                                                      For the Year Ended June 30,
                                                         -------------------------------------------------
                                                             1999               1998               1997
                                                         -----------        -----------        -----------
Net income ......................................        $    11,457        $    11,198        $     6,886
                                                         ===========        ===========        ===========

Number of shares outstanding:
  Weighted average shares issued ................         11,899,349         11,900,000         11,900,000
  Less:  Weighted average shares held in treasury          2,896,595          2,268,513          2,233,752
  Less:  Average shares held by the ESOP ........            952,000            952,000            952,000
  Plus:  ESOP shares released or committed to be
              released during the fiscal year ...            357,421            269,870            188,396
                                                         -----------        -----------        -----------
         Average basic shares ...................          8,408,175          8,949,357          8,902,644
  Plus:  Average common stock equivalents .......            470,316            740,298            537,212
                                                         -----------        -----------        -----------

         Average diluted shares .................          8,878,491          9,689,655          9,439,856
                                                         ===========        ===========        ===========


Earnings per common share:
         Basic ..................................        $      1.36        $      1.25        $      0.77
                                                         ===========        ===========        ===========
         Diluted ................................        $      1.29        $      1.16        $      0.73
                                                         ===========        ===========        ===========

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